Registration No. 33-_______
    As filed with the Securities and Exchange Commission on March 19, 2004
    -------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             EDGAR FILING.NET, INC.
       ------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

               Nevada                          88-0428896
           -------------------------  -------------------------------
           (State of Incorporation)   (IRS Employer Identification No.)

                         477 Madison Avenue, 12th Floor
                            New York, New York 10022
                 ----------------------------------------------
                    (Address of Principal Executive Offices)

                 Edgar Filing.Net., Inc. 2004 Stock Option Plan
                 ----------------------------------------------
                            (Full Title of the Plan)

                            Dan L. Pixler, President
                             Edgar Filing.Net., Inc.
                         477 Madison Avenue, 12th Floor
                            New York, New York 10022
                                 (212) 308-8700
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                             Peter Campitiello, Esq.
                            Levy and Boonshoft , P.C.
                               477 Madison Avenue
                            New York, New York 10022
                                 (212) 751-1414



                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
------------------------- ---------------------- ----------------------
TITLE OF EACH CLASS OF    AMOUNT TO BE           PROPOSED MAXIMUM
SECURITIES TO BE          REGISTERED             OFFERING PRICE PER
REGISTERED                   (1)                    UNIT (2)
------------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------
Common Stock $.001 Par    5,000,000                    $.05
Value
------------------------- ---------------------- ----------------------

---------------------- -----------------------
  PROPOSED               AMOUNT OF
MAXIMUM AGGREGATE      REGISTRATION FEE
  UNIT (2)               OFFERING PRICE
                          (1)
------------------------- ----------------------
------------------------- ----------------------
   $250,000                    $31.68
------------------------- -----------------------


(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above pursuant to Rule 416(c) under the Securities Act of 1933, as amended, an additional indeterminate number of Shares which my reason of certain events specified in the Plan may be offered or sold pursuant to the Plan.

(2) This estimate is made solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended and is based upon the average of the high and low prices of the Registrant's Common Stock as reported by the Pink Sheets on February __, 2004.

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. 462.

                                     PART I

ITEM 1. PLAN INFORMATION.

     Information required by Part 1, Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Information required by Part I, Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory Note to Part I of Form S-8.




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed by Edgar Filing.Net., Inc. (the "Company") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated herein by reference:

     (1)  The Company's Form 10SB12G/A filed May 4, 2000.

     (2) The Company's Form 10-KSB/A for the fiscal year ended December 31, 2002 filed April 11, 2003

     (3) Quarterly Reports on Form 10-QSB for the quarters ended March 30, 2003, June 30, 2003 and September 30, 2003 filed April 29, 2003,
          August 8, 2003 and November 7, 2003, respectively.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     All shares of Common Stock bear equal voting rights and are non assessable. Voting rights are not cumulative, and so holders of more than 50% of the shares could, if they chose, elect all the Directors. Upon liquidation, dissolution or winding up of the Company, the assets of the Company, if any, after payment of liabilities and any liquidation preferences on any outstanding preferred stock, will be distributed pro rata to the holders of the Common Stock. The holders of the Common Stock do not have preemptive rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares. Holders of Common Stock are entitled to share equally in dividends when, as and if declared by the Board of Directors, out of funds legally available therefor.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, Director or Officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     (a) The  Company  has the power under the Nevada  Revised  Statute  Section
78.752 to indemnify any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director, Officer, employee, fiduciary, or agent of the Company or was serving at its request in a similar capacity for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually an reasonably incurred by him in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In case of an action brought by or in the right of the Company such persons are similarly entitled to indemnification if they acted in good faith and in a manner reasonably believed to be in the best interests of the Company but no indemnification shall be made if such person was adjudged to be liable to the Company for negligence or misconduct in the performance of his duty to the Company unless and to the extent the court in which such action or suit was brought determines upon application that despite the adjudication of liability, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification. In such event, indemnification is limited to reasonable expenses. Such indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

     (b) The Articles of Incorporation and Bylaws of the Company generally require indemnification of Officers and Directors to the fullest extent allowed by law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. List of Exhibits.

     The  following  documents  are  filed  as  exhibits  to  this  Registration
Statement:

EXHIBIT
NUMBER     DESCRIPTION / LOCATION
-------    -----------------------

4.1 Certificate of Incorporation and Bylaws, (incorporated by reference to Registrant's Form 10SB12G, Registration Statement No. 000-29449 .

4.2  Edgar Filing.Net., Inc. 2004 Stock Option Plan *

5    Opinion of Levy & Boonshoft, P.C. *

23.1 Consent of Levy & Boonshoft, P.C. (contained in Exhibit 5) *

23.2 Consent of Bloom & Co., LLP, Certified Public Accountants *

----------------

* Filed herewith electronically

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on this 19th day of March 2004.

                                                 EDGAR FILING.NET, INC.



Dated: March 19, 2004                         By:/s/ Dan L. Pixler
                                                 Dan L. Pixler, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following person(s) in the capacities and on the dates indicated.

    SIGNATURE                          TITLE                      DATE


/s/ Dan L. Pixler               President and Chairman        March 19, 2004



                                  EXHIBIT INDEX

EXHIBIT
NUMBER        DESCRIPTION                         METHOD OF FILING/LOCATION

  4.1        Certificate of Incorporation and      Incorporated by reference
             Bylaws, as amended (incorporated      to Registrant's Form 10SB12G
             Registration Statement                No. 000-29449.

  4.2        Edgar Filing.Net., Inc. 2004         Filed herewith electronically
             Stock Option Plan

  5          Opinion of Levy & Boonshoft,         Filed herewith electronically
             P.C.

 23.1        Consent of Levy & Boonshoft,         Contained in Exhibit 5
             P.C.

 23.2        Consent of Bloom & Co., LLP,         Filed herewith electronically
             Certified Public Accountants



                             EDGAR FILING.NET, INC.
                             2004 STOCK OPTION PLAN

                                    ARTICLE I
                     Purpose, Definitions and Effective Date

     1.1 Purpose. The purpose of the 2004 Stock Option Plan ("Plan") of Edgar Filing.Net., Inc. (the "Company") is to promote the success and enhance the value of the Company by linking the personal interests of Employees of the Company and any Subsidiary to the interests of the Company's shareholders and by providing Employees with an additional incentive for outstanding performance. To achieve this purpose, Options to purchase shares of the Common Stock of the Company ("Shares") may be granted to Employees of the Company and any Subsidiary pursuant to the Plan.

     1.2 Additional Definitions. In addition to definitions set forth elsewhere in the Plan, for purposes of the Plan:

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b) "Cause" shall mean willful or gross malfeasance or misconduct on the part of a Participant that is detrimental to the Company or any Subsidiary as determined by the Committee in its sole discretion, except that termination of a Participant's employment for "cause" pursuant to any agreement of employment between the Participant and the Company shall be conclusive in and of itself and therefore require no determination by the Committee.

     (c)"Committee" shall mean the Stock Option Committee of the Board, which shall administer the Plan.

     (d) "Employee" shall mean any employee or advisor of the Company or any Subsidiary. Directors and advisors who are not otherwise employed by the Company or any Subsidiary shall be considered, but solely for purposes of the Plan, Employees under the Plan and, thus, eligible for Options other than Incentive Stock Options.

     (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Act thereto and the rules and regulations of the United States Securities and Exchange Commission thereunder.

     (f) "Exercise Price" shall mean the price to be paid for each Share pursuant to an Option.

     (g) "Fair Market Value" shall mean the value of a Share on a particular date, determined as follows: (i) if the Shares are not listed on such date on any national securities exchange or on the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau, Incorporated, the last sales price (or, if none on that date, on the most recent date on which there was a last sales price) as reported by any maker, if any, of a market in the Shares or other similar source or service selected by the Committee;
          (ii) if the Shares are listed on such date on one or more national securities exchanges or quotation system or bureau, the last reported sale price of a Share on such date as recorded on the composite tape system or, if such system does not cover the Shares, the last reported sale price of a Share on such date on the principal national securities exchange on which the Shares are listed or, if no sale of Shares took place on such date, the last reported sale price of a Share on the most recent day on which a sale of a Share took place as recorded by such system or on such exchange, as the case may be; or
          (iii) if the last sales price of the Shares cannot be determined in accordance with (i) or (ii), the fair market value of a Share on such date as determined in good faith by the Committee.

     (h) "Incentive Stock Option" shall mean an Option that, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Section 422 provides, among other limitations, that: (i) to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of Shares subject to the option exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or such other limit as may be imposed by law) such Option shall not be treated as an Incentive Stock Option; and (ii) the Option shall be exercisable for a period of not more than ten (10) years from date of grant. If the Committee determines to issue Incentive Stock Options but the Plan does not then conform to the applicable legal requirements, the Plan shall be deemed amended to so conform as of the date of grant of any Incentive Stock Option.

     (i) "Option" shall mean the right to purchase one or more Shares on the terms and conditions contained in this Plan, the rules of the Committee, and the terms of an Option Agreement.

     (j) "Option Agreement" shall mean the written agreement entered into between the Company and the Employee upon grant of an Option and which evidences the terms on which the Option may be exercised consistent with the Plan.

     (k) "Participant" shall mean an Employee who is granted an Option pursuant to the Plan.

     (l) "Restricted Shares" shall mean Shares granted pursuant to Article IV Stock Options and Voting, designated as being "restricted" by the Committee and subject to the restrictions and other terms and conditions set forth in Article IV Stock Options and Voting or imposed by the Committee in connection with the grant of Options.

     (m) "Retirement" shall mean the termination of a Participant's employment with the Company or any Subsidiary, for reasons other than death, disability (as that term is used in Section 22(e)(3) of the Code
          ("Disability")) or for Cause, on or after the date the Participant reaches age 60.

     (n) "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, more than fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns more than fifty percent (50%) of the combined equity thereof.

     1.3 Effective Date. The Plan was approved by the Board and became effective as of February 9, 2004.

                                   ARTICLE II
                                 Administration

     The Plan shall be administered by the Committee. The Committee shall have full power, except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions of the Plan, to: select the recipients of Options; determine the number of Shares subject to each Option under the Plan; determine the sizes of grants of Options under the Plan; determine the exercise price, duration, vesting requirements, and period of exercisability of each Option; determine the terms and conditions of such Option grants in a manner consistent with the Plan; determine whether the Options are or are not Incentive Stock Options; determine whether or not the Shares subject to an Option are Restricted Shares; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and, subject to the provisions of Article V Amendment, Modification, and Termination, herein, amend the terms and conditions of any outstanding Options to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

                                   ARTICLE III
                           Shares Subject to the Plan

3.1 Number of Shares. Subject to adjustment as provided in Section 3.3 Adjustments in Authorized Shares, the total number of Shares for which Options may be granted under the Plan may not exceed five million (5,000,000) Shares. These Shares may be either authorized but unissued or reacquired Shares.

3.2 Lapsed Options. If any Option granted under the Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Option shall again be available for the grant of an Option under the Plan.

3.3 Adjustments, Merger. In the event of a business combination, merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares that may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Option shall always be rounded down to the nearest whole number. If the Company shall at any time merge, consolidate with or into another corporation or association, or enter into a statutory share exchange or any other similar business combination transaction in which Shares are converted into securities and/or other property, each Participant will thereafter receive, upon the exercise of an Option, the securities or property to which a holder of the number of Shares then deliverable upon the exercise of such Option would have been entitled upon the occurrence of such transaction and the Company shall take such steps in connection with such transaction as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Option. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a transaction subject to the foregoing provisions. Notwithstanding the foregoing, if the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, the Company shall have the option to (i) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate, or (ii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

                                   ARTICLE IV
                            Stock Options and Voting

4.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to such Employees, at such times and on such terms and conditions, as shall be determined by the Committee; provided, however, no Options may be granted after the 10th anniversary of the effective date of the Plan, and provided further, that no Incentive Stock Option shall be granted to any Employee of any Subsidiary if the Subsidiary is not a "subsidiary" as defined in Section 424(f) of the Code. The Committee shall have discretion in determining the number of Options and the number of Shares subject to each Option granted to each Participant. Without limiting the generality of the foregoing, the Committee shall have the authority to establish guidelines setting forth anticipated grant levels which correspond to various salary grades or the equivalent thereof.

4.2 Form of Issuance. Options may be issued in the form of a certificate or may be recorded on the books and records of the Company for the account of the Participant. If an Option is not issued in the form of a certificate, then the Option shall be deemed granted upon issuance of a notice of the grant addressed to the recipient. The terms and conditions of an Option shall be set forth in the certificate, in the notice of the issuance of the grant, or in such other documents as the Committee shall determine. The Committee shall require a Participant to enter into an Option Agreement (the written agreement containing the terms and conditions relating to the Option and its exercise) and to acknowledge receipt of a copy of the Option Agreement and the Plan.

4.3 Option Price. The Option Price for each grant of an Option shall be determined by the Committee; provided, however, that the minimum with respect to Incentive Stock Options shall be one hundred percent (100%) of the Fair Market Value of a Share on the date as of which the Option is granted. However, if a Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (including stock deemed owned under Section 425(d) of the Code), the purchase price per Share deliverable upon exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Shares on the date of grant.

4.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. However, if a Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (including stock deemed owned under Section 425(d) of the Code), the Incentive Stock Option granted to such Participant shall not be exercisable after the expiration of five years from the date of Grant.

4.5 Vesting of Options. Options shall become exercisable ("vest") at such times and under such terms and conditions as determined by the Committee. The Committee shall have the authority to accelerate the vesting of an Option. The Committee, in its sole discretion, may from time to time authorize the grant of Options with respect to Restricted Shares. Such Options with respect to Restricted Shares shall be exercisable immediately but the Restricted Shares issued upon exercise of the Options shall be subject to such restrictions, including such vesting schedule and other terms and conditions, as may be established by the Committee. Until the expiration of the restriction period or the lapse of the restrictions in accordance with the terms and conditions established by the Committee, the Restricted Shares shall be subject to the following restrictions and any additional restrictions that the Committee, in its sole discretion, may from time to time deem desirable in furtherance of the objectives of the Plan:

     (a) The Participant shall not be entitled to receive the certificate or certificates representing the Restricted Shares.

     (b) The Restricted Shares may not be sold, transferred, assigned, pledged, conveyed, hypothecated or otherwise disposed of.

     (c) If the employment of the Participant is terminated for any reason other than the Retirement, Disability or death of the Participant before the expiration of the restriction period, the Restricted Shares shall be forfeited immediately and all rights of the Participant to such Shares shall terminate immediately without further obligation on the part of the Company. If the Participant's employment is terminated by reason of the Retirement, Disability or death of the Participant before the expiration of the restriction period, the number of Restricted Shares held by the Company for the Participant's account shall be reduced by the proportion of the restriction period remaining after the Participant's termination of employment; the restrictions on the balance of such Restricted Shares shall lapse on the date the Participant's employment terminated and the certificate or certificates representing the Shares upon which the restrictions have lapsed shall be delivered to the Participant or his beneficiary or other successor in the event of the Participant's death. The Committee, in its sole discretion, may waive any or all restrictions with respect to Restricted Shares.

     4.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     4.7 Payment. Payment for Shares purchased upon any exercise of an Option shall be made in full in cash concurrently with such exercise, except that, if and to the extent the instrument evidencing the Option so provides and if the Company is not then prohibited from purchasing or acquiring Shares, such payment may be made in whole or in part with shares of the same class of stock as that then subject to the Option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the Fair Market Value of the Shares on the day preceding the date of exercise. If and while payment with Shares is permitted for the exercise of an Option in accordance with the foregoing provision, the person then entitled to exercise that Option may, in lieu of using previously outstanding Shares therefor, use some of the Shares as to which the Option is then being exercised. Payment of the Option Price by the "delivery" of previously owned Shares may be made constructively so that the payment Shares are only hypothetically transferred and only the net number of additional post-payment, post-exercise Shares is actually issued by the Company.

     4.8 Termination of Employment. Except as may be determined otherwise by the Committee with respect to individual awards, the following shall apply with respect to options of employees whose employment is terminated:

     (a) Termination by Reason of Death or Disability. If the employment of a Participant is terminated by reason of death or Disability, any outstanding Options granted to the Participant shall vest as of the date of termination of employment and may be exercised, if at all, no more than one (1) year following termination of employment, unless the Options, by their terms, expire earlier.

     (b) Termination by Retirement. If the employment is terminated by reason of Retirement, any outstanding Options granted to the Participant that are vested as of the date of termination of employment may be exercised, if at all, no more than three (3) years following termination of employment, unless the Options, by their terms, expire earlier. In the case of Incentive Stock Options, any Option exercised more than three months after termination of employment shall lose its status as an Incentive Stock Option.

     (c) Termination of Employment for Other Reasons. If the employment of a Participant shall terminate for any reason other than the reasons set forth in (a) or (b), above, and other than for Cause, all outstanding Options granted to the Participant which are vested as of the date of termination of employment may be exercised by the Participant within the period beginning on the effective date of termination of employment and ending three (3) months after such date, unless the Options, by their terms, expire earlier.

     (d) Termination for Cause. If the employment of a Participant shall terminate for Cause, all outstanding Options held by the Participant shall immediately terminate and be forfeited to the Company at the date notice of termination is given.

     (e) Options Not Vested at Termination. Any outstanding Options not vested as of the effective date of termination of employment shall expire immediately and shall be forfeited to the Company.

     4.9 Transfers. For purposes of the Plan, transfer of employment of a Participant between the Company and any Subsidiary (or between two Subsidiaries) shall not be deemed a termination of employment.

     4.10 Nontransferability of Options. No Option granted pursuant to the Plan shall be transferable otherwise than by the laws of descent and distribution and as may be permitted by the Committee with respect to Options which are not Incentive Stock Options. During the lifetime of a Participant, the Option shall be exercisable only by the Participant personally (or permitted transferee) or by the Participant's guardian or legal representative. If a Participant shall die, the executor or administrator of the Participant's estate or a transferee of the Option pursuant to a will or the laws of descent and distribution shall have the right to exercise the Option in lieu of the Participant.

                                    ARTICLE V
                    Amendment, Modification, and Termination

     5.1 Amendment, Modification, and Termination. The Board may at any time and from time to time terminate, amend, or modify the Plan. However, no amendment or modification of the Plan shall be made without the approval of the shareholders of the Company if such shareholder approval is required by the Code, by applicable insider trading rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto.

     5.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall in any material manner adversely affect any Option previously granted under the Plan without the written consent of the Participant holding such Option.

                                   ARTICLE VI
                                   Withholding

     6.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold an amount sufficient to satisfy Federal, state and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. At the discretion of the Committee, a Participant may be permitted to pay to the Company the withholding amount in the form of cash or previously owned Shares in accordance with Section
4.7 Payment. If payment of the withholding amount is made by the delivery of Shares, the value of the Shares delivered shall equal the Fair Market Value of the Shares on the day preceding the date of exercise of the Option.

     6.2 Share Withholding. With respect to tax withholding required upon the exercise of Options, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to an amount sufficient to satisfy Federal, state and local taxes.

                                   ARTICLE VII
                                  Miscellaneous

     7.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time nor confer upon any Participant any right to continue in the employment of the Company or any Subsidiary.

     7.2 Participation. No Employee shall have the right to be selected to receive an Option under the Plan, or, having been so selected, to receive a future Option.

     7.3 Successors. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, business combination or otherwise, of all or substantially all of the business and/or assets of the Company.

     7.4 Holding Period. If a Participant shall have the right to require the Company to repurchase any Shares acquired pursuant to the exercise of an Option, that right shall be exercised only as to Shares which have been held for not less than six months.

     7.5 Distribution of Stock-Securities Restrictions. The Committee may require Participants receiving Shares pursuant to any Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares for investment without a view to distribution thereof. No Shares shall be issued or transferred pursuant to an Option unless such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1993, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Shares may then be listed. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     7.6 Governing Law. The Plan, and any and all agreements hereunder, shall be construed in accordance with and governed by the internal laws of the State of Nevada.

Exhibit 5


                             LEVY & BOONSHOFT, P.C.
                                Attorneys at Law
                         477 Madison Avenue - 14th Floor
                            New York, New York 10022
                            Telephone: (212) 751-1414
                            Facsimile: (212) 751-6943

February 11, 2004

Dan L. Pixler
President, Chairman
Edgar Filing.Net., Inc.
477 Madison Avenue, 12th Floor
New York, New York 10022

     Re:  SEC Registration Statement on Form S-8

Gentlemen:

     We are counsel for Edgar Filing.Net., Inc., a Nevada corporation (the Company") in connection with its registration under the Securities Act of 1933, as amended (the "Securities Act"), of 5,000,000 shares of common stock which may be issued upon the exercise of options granted under the Company's 2004 Stock Option Plan through a Registration Statement on Form S-8 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Articles of Incorporation of the Company as filed with the Secretary of State of the State of Nevada, as amended.

     (2) Minute book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

     (3)  The Registration Statement.

     (4) The exhibits to the Registration Statement to be filed with the Commission.

     We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, it is our opinion that the 5,000,000 shares of the Company's no par value common stock which may be issued upon the exercise of options under the 2004 Stock Option Plan will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of such options, be duly and validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the referenced Registration Statement on Form S-8.

                                                    Very truly yours,
                                                    /s/ LEVY & BOONSHOFT, P.C.
                                                    LEVY & BOONSHOFT, P.C.


                                  Exhibit 23.2
                    Consent of Independent Public Accountants

                                BLOOM & CO., LLP

                           Certified Public Accountant
                           50 Clinton Street Suite 502
                            Hempstead, New York 11550
                                Tel. 516 486-5900

                         CONSENT OF INDEPENDENT AUDITOR

March 19, 2004


To Whom It May Concern:

We have issued our report dated March 14, 2003, accompanying the financial statements of Edgar Filing.Net., Inc., on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Edgar Filing.Net., Inc., on Form S-8 (File No. 000-0000), filed on or about March 19, 2004).

Signed,

/s/Bloom & Co., LLP
Bloom & Co., LLP
Hempstead, New York